EXHIBIT 10.38

                                 EQUIPMENT LEASE

This Equipment Lease (this "Lease") is made effective as of January 20, 2000 between international Investment Partners, Ltd (the "Lessor"), 615 Centerville Road, Lancaster, PA 17601, and IPVoice.com,Inc. (the "Lessee"), 5050 North 19th Avenue, Suite 416, Phoenix,, AZ 850 15, and states the agreement of the parties as follows:

EQUIPMENT SUBJECT TO LEASE. The Lessor shall lease the equipment listed on the attached Exhibit "A".

PAYMENT TERMS. The Lessee shall make 36 payments of $3,342.26 each, for a total amount of $120,321.36. Payments shall be due on the 28th day of each month, with the first payment due on February 28, 2000. The lease payments shall be due whether or not the Lessee has received notice of a payment due.

SERVICE CHARGE. If any Lease installment is not paid within 15 day(s) after the due date, the Lessee shall pay to the Lessor a service charge of $50.00.

NON-SUFFICIENT FUNDS. The Lessee shall be charged $25.00 for each check that is returned to the Lessor for lack of sufficient -funds.

SECURITY DEPOSIT. The Lessee shall pay a security deposit of $6,000.00 at the time that this Lease is signed. This deposit will be returned to the Lessee at the termination of this Lease, subject to the option of the Lessor to apply it against Lease charges and damages or exercise of the option to purchase contained herein.. Any amounts refundable to the Lessee shall be paid at the time this Lease is terminated. The security deposit shall not bear interest.

LEASE TERM. This Lease shall begin on the above effective date and shall terminate on January 28, 2003, unless otherwise terminated in a manner consistent with the terms of this Lease.

LOCATION OF EQUIPMENT. The equipment shall be located at the Lessees location sites in New York and Los Angeles, during the lease term, and shall not be removed from those locations without the Lessor's prior written consent.

CARE AND OPERATION OF EQUIPMENT. The equipment may only be used and operated in a careful and proper manner. Its use must comply with all laws, ordinances, and regulations relating to the possession, use, or maintenance of the equipment, including registration and/or licensing requirements, if any.

ALTERATIONS. Lessee shall be permitted to mare alterations to the equipment, if the alterations do not reduce the value of the equipment or significantly alter the purposes for which the equipment is designed. All alterations shall be the property of the Lessor and subject to the terms of this Lease.

MAINTENANCE AND REPAIR. The Lessee shall maintain at the Lessee's cost, the equipment in good repair and Operating condition, allowing for reasonable wear and tear. Such costs shall include labor, material, parts, and similar items.

LESSOR'S RIGHT OF INSPECTION. The Lessor shall have the right to inspect the equipment during Lessee's normal business hours.

RETURN OF EQUIPMENT. At the end of the Lease term, the Lessee shall be obligated to return the equipment to the Lessor at the Lessee's expense.

OPTION TO RENEW. If the Lessee is not in default upon the expiration of this lease, the Lessee shall have the option to renew this Lease for a similar term on such terms as the parties may agree at the time of such renewal.

OPTION TO PURCHASE. If the Lessee is not in default under this Lease, the Lessee shall have the option to purchase, in entirety, all items of equipment on any scheduled lease payment date, or at the end of the lease term, at the prices specified for such items of equipment in the attached Equipment Schedule. (If purchase is at the end of the lease term, the exercise price shall be $66,946.77.) Any such payment shall be in addition to the scheduled lease payment then due. If the Lessee chooses to exercise this option during the final 90 days of the originally scheduled lease term, prior written notice to the Lessor of such intent must be provided.

ACCEPTANCE OF EQUIPMENT. The Lessee shall inspect each item of equipment delivered pursuant to this Lease. The Lessee shall immediately notify the Lessor of any discrepancies between such item of equipment and the description of the equipment in the Equipment Schedule. If the Lessee fails to provide such notice before accepting delivery of the equipment, the Lessee will be conclusively presumed to have accepted the equipment as specified in the Equipment Schedule.

OWNERSHIP AND STATUS OF EQUIPMENT. The equipment will be deemed to be personal property, regardless of the manner in which it may be attached to any other property. The Lessor shall be deemed to have retained title to the equipment at alt times, unless the Lessor transfers the title by sale. The Lessee shall immediately advise the Lessor regarding any notice of any claim, te'~y, lien, or legal process issued against the equipment.

WARRANTY. The Lessor makes no warranties, e~press or implied, as to the equipment leased. The Lessee assumes the responsibility for the condition of the equipment.

RISK OF LOSS OR DAMAGE. The Lessee assumes all risks of loss or damage to the equipment from any cause, and agrees to return it to the Lessor in the condition received from the Lessor, with the exception of normal wear and tear, unless otherwise provided in this Lease.

INDEMNITY OF LESSOR FOR LOSS OR DAMAGES. Unless otherwise provided in this Lease, if the equipment is damaged or lost, the Lessor shall have the option of requiring the Lessee to repair the equipment to a state of good working order, or replace the equipment with like equipment in good repair, which equipment shall become the property of the Lessor and subject to this Lease.

LIABILITY AND INDEMNITY. Liability for injury, disability, and death of workers and other persons caused by operating, handling, or transporting the equipment during the term of this Lease is the obligation of the Lessee, and the Lessee shall indemnify and hold the Lessor harmless from and against all such liability. Lessee shall maintain liability insurance of at least $2,000,000.00.

CASUALTY INSURANCE. The Lessee shall insure the equipment in an amount sufficient to cover the replacement cost of the equipment.

TAXES AND FEES. During the term of this Lease, the Lessee shall pay all applicable taxes, assessments, and license and registration fees on the equipment.

DEFAULT. The occurrence of any of the following shall constitute a default under this Lease:

     A.   The failure to make a required payment under this Lease when due.

     B. The violation of any other provision or requirement that is not corrected within 20 days day(s) after written notice of the violation is given.

     C.   The insolvency or bankruptcy of the Lessee.

     D. The subjection of any of Lessee's property to any levy, seizure, assignment, application or sale for or by any creditor or government agency.

RIGHTS ON DEFAULT. In addition to any other rights afforded the Lessor by law, if the Lessee is in default under this Lease, without notice to or demand on the Lessee, the Lessor may take possession of the equipment as provided by law, deduct the costs of recovery (including attorney fees and legal costs), repair, and related costs, and hold the Lessee responsible tor any deficiency. The rights and remedies of the Lessor provided by law and this Agreement shall be cumulative in nature. The Lessor shall be obligated to re-lease the equipment, or otherwise mitigate the damages from the default, only as required by law.

NOTICE. All notices required or permitted under this Lease shall be deemed delivered when delivered in .person or by mail, postage prepaid, addressed to the appropriate party at the address shown for that party at the beginning of this Lease.

ASSIGNMENT. The Lessee shall not assign or sublet any interest in this Lease or the equipment or permit the equipment to be used by anyone other than the Lessee or Lessee's employees, without Lessor's prior written consent.

ENTIRE AGREEMENT AND MODIFICATION. This Lease constitutes the entire agreement between the parties. No modification or amendment of this Lease shall be effective unless in writing and signed by both parties. This Lease replaces any and all prior agreements between the parties.

GOVERNING LAW. This Lease shall be construed in accordance with the laws of the State of Pennsylvania

SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER. The failure of either party to enforce any provision of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

CERTIFICATION.   Lessee  certifies  that  the  application,   statements,  trade
references, and financial reports submitted to Lessor are true and correct and any material misrepresentation will constitute a default under this Lease.

ARBITRATION. Any controversy or claim relating to this Lease, including the construction or application of this Lease, will be settled by binding arbitration under the rules of the American Arbitration Association, and any judgment granted by the arbitrator(s) may be enforced in any court of proper jurisdiction.

Lessor:
International Investment Partners, Ltd


By:/s/ Jeremy P Feakins
-----------------------------------------
Jeremy P. Feakins
Managing Partner



Lessee:
IPVoice.com,Inc.

By:/s/ Barbara S Will
---------------------------
Barbara S. Will
President

                                    EXHIBIT A

                               Equipment Schedule


Equipment Description: As contained in attached quotes from Telic.net and Technology's Edge

Lease End Purchase Price: $66,946.77

If Lessee chooses to exercise the Option to Purchase on any payment date prior to lease end, the purchase price shall be the monthly lease payment then due plus the balance shown on the attached amortization schedule.

telic.net
                                     QUOTE
                                     Number IPPF000117

BILL TO:
               IPVO1CE
               5050 North 19th Avenue
               Suite 416
               Phoenix,  AZ   85015
               Fax: 602-335-1577


Attn:       Mr. Bud Bowman


Sales        Purchase    Ship       Date         Quote
Person       Order       Via        Shipped      Date
-------      -------     -----      -------      --------
House                                            1/17/99

          Part                                                Unit         Extended
          Number     Description                  Quanitiy    Price        Price
          ---------  ----------------------       --------    -----------  --------------
1                    Nuvo 299 chasis, AC            3           6,648.00      19,944.00
2                    4T1 Kit (3 Cards)              3          26,568.00      79,704.00
3                    Channels (24 per T1)          88              50.00      14,400.00
4                    Digi Port Server 8 w/Rack      2           1,400.00       2,800.00
--------  ---------  ---------------------------- ---------  ------------- --------------
                                                                           $ 116,848.00
5                    Sales Tax @ 8.14%                                         9,639.96
6                    Installation                   2             800.00       1,600.00
7                    Airfare (for LA only)                        300.00         300.00
                     Total                                                 $ 128,387.96

                                                  Shipping                       700.00

                                                  Total Amount Due         $ 129,087.96

                                Technology*s Edge
                           From Martin-Williams, Inc.


Proposal for CALL PLUS                                                   Page 1
Proposal No.  6773                                          09/10/99
Requested by Bret Deemer
Prepared by Marty Troup

                                              Qty         Unit Price    Ext Price

12 PORT SWITCH
     3com 3300 10/100 12 port switch          1.0          1235.00       1235.00
             Total for 12 PORT SWITCH                                    1235.00
RPS UPGRADE
3com RPS chassis                              1.0           590.00        590.00
3com RPS module 100w                          2.0           220.00        440.00
3com Y cable                                  1.0            84.00         84.00

                                              Total for RPS UPGRADE      1114.00

                                              PROPOSAL SUBTOTAL          2349.00

                                              TOTAL SALES TAX             182.04

                                              *GRAND TOTAL*              2531.04

payment calculator

----------------------------------------------------
For the given values:

          Principal = $ 131619
          Interest Rate = 18.00%
          Amortization Period = 5 years
          Starting month = Feb
          Starting year = 2000
          Monthly  Pre-payment = $ 0
          Annual Pre-payment = $ 0.00

----------------------------------------------------
Your monthly payment will be $ 3342.26

The following mortgage would result for 2000:

Month   Prin        Int       Balance
Feb     1367.97     1974.28   130251.03
Mar     1388.49     1953.77   128862.54
Apr     1409.32     1932.94   127453.22
May     1430.46     1911.80   126022.76
Jun     1451.92     1890.34   124570.84
Jul     1473.69     1868.56   123097.15
Aug     1495.80     1846.46   121601.35
Sep     1518.24     1824.02   120083.11
Oct     1541.01     1801.25   118542.10
Nov     1564.13     1778.13   116977.97
Dec     1587.59     1754.67   115390.38

FOR 2000 : Int=$ 20536.22 Prin=$ 16228.62 Bal=$ 115390.38

For Calender Year 2001 (Year 2, 4 left)

Month   Prin        Int       Balance
Jan     1611.40      1730.86  113778.98
Feb     1635.57      1706.68  112143.41
Mar     1660.11      1682.15  110483.30
Apr     1685.01      1657.25  108798.29
May     1710.28      1631.97  107088.01
Jun     1735.94      1606.32  105352.07
Jul     1761.98      1580.25  103590.10
Aug     1788.41      1553.85  101801.69
Sep     1815.23      1527.03   99986.46
Oct     1842.46      1499.80   98144.00
Nov     1870.10      1472.16   96273.90
Dec     1898.15      1444.11   94376.75

FOR 2001: Int=$ 19092.46 Prin=$ 21014.63 Bal=$ 94375.75

-------------------------------------------------------------------------------

For Calender Year 2002(Year 3, 3 left)

Month   Prin        Int       Balance
Jan     1926.62     1415.64   92449.13
Feb     1955.52     1386.74   90493.61
Mar     1984.85     1357.40   88508.76
Apr     2014.63     1327.63   86494.13
May     2044.85     1294.41   84449.28
Jun     2075.52     1266.74   82373.77
Jul     2106.65     1235.61   80267.12
Aug     2138.25     1204.01   78128.86
Sep     2170.32     1171.93   75958.54
Oct     2202.88     1139.38   73755.66
Nov     2235.92     1106.33   71519.74
Dec     2269.46     1072.80   69250.28

FOR 2002: Int=$ 14981.62 Prin=$ 25125.48 Bal=$ 69250.28

For Calender Year 2003 (Year 4, 2 left)

Month   Prin        Int       Balance
Jan     2303.50     1038.75   66946.77
Feb     2338.06     1004.20   64608.72
Mar     2373.13      969.13   62235.59
Apr     2408.72      933.53   59826.87
May     2444.85      897.40   57382.01
Jun     2481.53      860.73   54900.48
Jul     2518.75      823.51   52381.73
Aug     2556.53      785.73   49825.20
Sep     2594.88      747.38   47230.32
Oct     2633.80      708.45   44596.52
Nov     2673.31      688.95   41923.21
Dec     2713.41      628.85   39209.80

FOR 2003 Int=$ 10066.62 Prin=$ 300400.47 Bal=$ 39209.80

-------------------------------------------------------------------------------

For Calender Year 2004 (Year 5, 1 left)

Month   Prin        Int       Balance
Jan      2754.11     588.15   36455.69
Feb      2795.42     546.84   33660.27
Mar      2837.35     504.90   30822.92
Apr      2879.91     462.34   27943.00
May      2923.11     419.15   25019.89
Jun      2966.96     375.30   22052.93
Jul      3011.46     330.79   19041.47
Aug      3056.64     285.62   15984.83
Sep      3102.49     239.77   12882.35
Oct      3149.02     193.24    9733.32
Nov      3244.20      98.06    3292.86
Dec      3244.20      98.06    3292.86

FOR 2004 Int=$ 4190.15 Prin=$ 35916.94 Bal=$ 3292.86

For Calender Year 2005 (Year 6, 0 left)


Month   Prin        Int       Balance
Jan     3292.86     49.39     0.00

-------------------------------------------------------------------------------

Where the final summary is:

o           Monthly Payment: $ 3342.26
o           Total lnt:$ 68916.45(No pre-payment)
o           Total Int:$ 68916.45 (As given)
o           SAVINGS: $ 0.00 Total Interest Saved, 0.00 Years shorter loan
o           2000 Int $20536.22
o           2001 Int $ 19092.46
o           End Bal Dec 2001: $ 94375.75
o           Avg Int each Month: $ 1148.61








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